Exhibit 99.2

STOCK OFFERING QUESTIONS AND ANSWERS

(LOGO)

NEBS Bancshares, Inc.

(The Proposed Holding Company for Enfield Federal Savings and Loan Association)

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY NEBS BANCSHARES, INC., ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, ENFIELD MUTUAL HOLDING COMPANY, NEW ENGLAND BANCSHARES, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

The Boards of Directors of Enfield Federal Savings and Loan Association, New England Bancshares, Inc. and Enfield Mutual Holding Company (the “MHC”) unanimously adopted a Plan of Conversion and Reorganization (the “Plan”) to convert the MHC to stock form and reorganize Enfield Federal Savings and Loan Association as a wholly-owned subsidiary of a newly-formed corporation named NEBS Bancshares, Inc. (the “Conversion”). NEBS Bancshares, Inc. will be renamed “New England Bancshares” once the conversion is completed.

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in NEBS Bancshares, Inc.

Investment in the shares of common stock involves certain risks. For a discussion of these risks, other factors, and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHY IS ENFIELD MUTUAL HOLDING COMPANY CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?

•	Structure our business in a form that will provide access to capital markets;

•	Support future lending and operational growth;

•	Enhance our ability to attract and retain qualified directors and management through stock-based compensation plans;

•	Support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets;

•	Create a more liquid and active market than currently exists for New England Bancshares’ common stock; and

•	Increase our capital, which will make us stronger.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The Plan will not affect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?

Certain depositors and borrowers of Enfield Federal Savings and Loan Association as of certain dates, the Bank’s Employee Stock Ownership Plan, certain members of the general public and New England Bancshares, Inc.’s public stockholders, subject to the priorities described in the Prospectus.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

NEBS Bancshares, Inc. is offering up to 3,162,500 shares of common stock, subject to adjustment up to 3,636,875 shares, at a price of $10.00 per share through the Prospectus.

I AM AN EXISTING STOCKHOLDER. HOW WILL MY STOCK BE TREATED?

The outstanding public shares of common stock will be exchanged for shares of common stock of the new company. Depending upon how many shares are sold in the offering, each public share of common stock will be converted into 1.7998 to 2.8002 shares of the new company’s common stock.

HOW MANY SHARES MAY I BUY?

The minimum order is 25 shares. No person may purchase more than 15,000 shares of common stock. No person with associates or persons acting in concert, may purchase more than 1% of common stock sold in the offering.

DO MEMBERS HAVE TO BUY SHARES OF STOCK?

No. However, if a member of the MHC is also a current public stockholder, his or her existing shares of stock will be converted automatically into shares of the new company’s common stock.

HOW DO I ORDER SHARES?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Eastern time, on December     , 2005.

HOW MAY I PAY FOR MY SHARES?

First, you may pay by check, cash or money order. Interest will be paid by Enfield Federal Savings and Loan Association on these funds at the current passbook rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your Enfield Federal Savings and Loan Association account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. Enfield Federal Savings and Loan Association will waive any early withdrawal penalties on certificate accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION IRA ACCOUNT?

Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing Enfield Federal Savings and Loan Association IRA account. In order to utilize the funds in your Enfield Federal Savings and Loan Association IRA account for the purchase of NEBS Bancshares, Inc. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL THE STOCK BE INSURED?

No. Like any other stock, NEBS Bancshares, Inc.’s shares of common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

After the conversion, NEBS Bancshares, Inc. intends to pay a regular dividend, however, there can be no assurance as to the precise amount or frequency of the dividend. The payment of a dividend will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, industry standards, and general economic conditions. No assurance can be given that we will pay dividends in the future.

HOW WILL THE STOCK BE TRADED?

We have applied for approval from Nasdaq to have NEBS Bancshares, Inc.’s common stock quoted on the Nasdaq National Market under the symbol “NEBS.”

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion.

SHOULD I VOTE?

Yes. Your vote is very important! We recommend a vote “FOR” the Plan. A failure to vote has the same effect as a vote against the Plan. Also, your voting for the Plan does not obligate you to buy stock in the Conversion.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card for the MHC’s Special Meeting of Members, depending on the ownership structure of your accounts. If you own shares of common stock of New England Bancshares, Inc. in more than one account, you could receive more than one proxy card for the Special Meeting of Stockholders.

HOW MANY VOTES DO I HAVE?

Your proxy card(s) show(s) the number of votes you have. Every depositor member of the MHC (depositor of Enfield Federal Savings and Loan Association) entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at Enfield Federal Savings and Loan Association as of the voting record date, up to a maximum of 1,000 votes. Each borrower as of November 19, 1986 will be entitled to cast one vote. Each stockholder will also be entitled to cast one vote for each share held as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHOLDERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER.

NEBS Bancshares, Inc. STOCK INFORMATION CENTER 660 Enfield Street Enfield, CT 06082 (860) xxx-xxx Monday – Friday – 9:00 a.m. –4:00 p.m.

Dear Friend:

We are pleased to announce that Enfield Mutual Holding Company is converting to stock form and Enfield Federal Savings and Loan Association is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, NEBS Bancshares, Inc. will serve as the new holding company for Enfield Federal Savings and Loan Association and is offering shares of common stock in a subscription offering and community offering to certain depositors and borrowers of Enfield Federal Savings and Loan Association, to Enfield Federal Savings and Loan Association’s Employee Stock Ownership Plan, to current stockholders of New England Bancshares, Inc. and to members of the general public in accordance with Enfield Mutual Holding Company’s Plan of Conversion and Reorganization.

Because we believe you may be interested in learning more about NEBS Bancshares, Inc. common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•	STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern time, on December __, 2005.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (860) ___-____ Monday through Friday (except Thanksgiving Day), between 9:00 a.m. and 4:00 p.m., or stop by the Stock Information Center located at 660 Enfield Street, Enfield, Connecticut.

We are pleased to offer you this opportunity to become a stockholder of NEBS Bancshares, Inc.

Sincerely,

David J. O’Connor
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY NEBS BANCSHARES, INC., ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, ENFIELD MUTUAL HOLDING COMPANY, NEW ENGLAND BANCSHARES, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Enfield Mutual Holding Company is converting to stock form and Enfield Federal Savings and Loan Association is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, NEBS Bancshares, Inc. will serve as the new holding company for Enfield Federal Savings and Loan Association and is offering shares of common stock in a subscription offering and community offering to certain depositors and borrowers of Enfield Federal Savings and Loan Association, to Enfield Federal Savings and Loan Association’s Employee Stock Ownership Plan, to current stockholders of New England Bancshares, Inc. and to members of the general public in accordance with Enfield Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (the “OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of members on December __, 2005. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

Our Board of Directors believes that the conversion is in the best interests of our members and the existing public stockholders. Please remember:

•	Your deposit accounts at Enfield Federal Savings and Loan Association will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (the “FDIC”).

•	There will be no change in the balance, interest rate, or maturity of any deposit or loan accounts because of the conversion.

•	You have a right, but no obligation, to buy stock before it is offered to the general public.

•	Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, we must receive your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern time, on December __, 2005.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (860) ___-____ Monday through Friday (except Thanksgiving Day), between 9:00 a.m. and 4:00 p.m., or stop by the Stock Information Center located at 660 Enfield Street, Enfield, Connecticut.

Sincerely,

David J. O’Connor
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY NEBS BANCSHARES, INC., ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, ENFIELD MUTUAL HOLDING COMPANY, NEW ENGLAND BANCSHARES, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter REGISTERED HOLDERS – Letter 1- NEBS Bancshares, Inc. letterhead)

Dear Stockholder:

We are pleased to announce that Enfield Mutual Holding Company is converting to stock form and Enfield Federal Savings and Loan Association is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, NEBS Bancshares, Inc. will serve as the new holding company for Enfield Federal Savings and Loan Association and is offering shares of common stock in a subscription offering and community offering to certain depositors and borrowers of Enfield Federal Savings and Loan Association, to Enfield Federal Savings and Loan Association’s Employee Stock Ownership Plan, to current stockholders of New England Bancshares, Inc. and to members of the general public in accordance with Enfield Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (the “OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of members on December __, 2005. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

We have enclosed the following materials which will help you learn more about investing in NEBS Bancshares, Inc. common stock. Please read and review the materials carefully before making an investment decision.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•	STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern time, on December __, 2005.

We are inviting our customers, existing stockholders, and community members to become charter stockholders of NEBS Bancshares, Inc. Through this offering you have the opportunity to buy stock directly from NEBS Bancshares, Inc. without paying a commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (860) ___-____ Monday through Friday (except Thanksgiving Day), between 9:00 a.m. and 4:00 p.m., or stop by the Stock Information Center located at 660 Enfield Street, Enfield, Connecticut.

Sincerely,

David J. O’Connor
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY NEBS BANCSHARES, INC., ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, ENFIELD MUTUAL HOLDING COMPANY, NEW ENGLAND BANCSHARES, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter STREET HOLDERS for PROXY mailing -letter 2- NEBS Bancshares, Inc. letterhead)

Dear Stockholder:

We are pleased to announce that Enfield Mutual Holding Company is converting to stock form and Enfield Federal Savings and Loan Association is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, NEBS Bancshares, Inc. will serve as the new holding company for Enfield Federal Savings and Loan Association and is offering shares of common stock in a subscription offering and community offering to certain depositors and borrowers of Enfield Federal Savings and Loan Association, to Enfield Federal Savings and Loan Association’s Employee Stock Ownership Plan, to current stockholders of New England Bancshares, Inc. and to members of the general public in accordance with Enfield Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (the “OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of members on December __, 2005. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

We have enclosed a prospectus and you may obtain an order form which will help you learn more about investing in NEBS Bancshares, Inc. common stock. Please read and review the materials carefully before making an investment decision.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•	STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern time, on December __, 2005. You may obtain a Stock Order and Certification Form from your broker or by contacting the Stock Information Center.

We are inviting our customers, existing stockholders, and community members to become charter stockholders of NEBS Bancshares, Inc. Through this offering you have the opportunity to buy stock directly from NEBS Bancshares, Inc. without paying a commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (860) ___-____ Monday through Friday (except Thanksgiving Day), between 9:00 a.m. and 4:00 p.m., or stop by the Stock Information Center located at 660 Enfield Street, Enfield, Connecticut.

Sincerely,

David J. O’Connor
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY NEBS BANCSHARES, INC., ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, ENFIELD MUTUAL HOLDING COMPANY, NEW ENGLAND BANCSHARES, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter Street holders for ORDER FORM MAILING – letter 3- NEBS Bancshares, Inc. Letterhead)

Dear Stockholder:

Under separate cover, we forwarded to you information regarding the Plan of Conversion and Reorganization of Enfield Federal Savings and Loan Association and Enfield Mutual Holding Company and the concurrent offering of common stock of NEBS Bancshares, Inc.

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. It is enclosed herein along with a copy of the prospectus.

The deadline for ordering NEBS Bancshares, Inc. common stock is at 12:00 Noon, Eastern time, on December __, 2005.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (860) ___-____ Monday through Friday (except Thanksgiving Day), between 9:00 a.m. and 4:00 p.m., or stop by the Stock Information Center located at 660 Enfield Street, Enfield, Connecticut.

Sincerely,

David J. O’Connor
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY NEBS BANCSHARES, INC., ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, ENFIELD MUTUAL HOLDING COMPANY, NEW ENGLAND BANCSHARES, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

To Depositors and Friends

Of Enfield Federal Savings and Loan Association

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting NEBS Bancshares, Inc., the proposed holding company for Enfield Federal Savings and Loan Association, in offering shares of its common stock in a subscription offering pursuant to its Plan of Conversion and Reorganization.

At the request of NEBS Bancshares, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of NEBS Bancshares, Inc. common stock being offered to certain depositors and borrowers of Enfield Federal Savings and Loan Association and other persons until 12:00 noon, Eastern Time, on December xx, 2005. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. NEBS Bancshares, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 660 Enfield Street, Enfield, Connecticut, Monday through Friday (except Thanksgiving Day), from 9:00 a.m. to 4:00 p.m., or feel free to call the Stock Information Center at (860) xxx-xxxx.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY NEBS BANCSHARES, INC., ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, ENFIELD MUTUAL HOLDING COMPANY, NEW ENGLAND BANCSHARES, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:

We are pleased to announce that Enfield Mutual Holding Company is converting to stock form and Enfield Federal Savings and Loan Association is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, NEBS Bancshares, Inc. will serve as the new holding company for Enfield Federal Savings and Loan Association and is offering shares of common stock in a subscription offering and community offering to certain depositors and borrowers of Enfield Federal Savings and Loan Association, to Enfield Federal Savings and Loan Association’s Employee Stock Ownership Plan, to current stockholders of New England Bancshares, Inc. and to members of the general public in accordance with Enfield Mutual Holding Company’s Plan of Conversion and Reorganization.

We have enclosed the following materials that will help you learn more about our stock offering. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•	STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern time, on December __, 2005.

We invite our customers, local community members, and the general public to become stockholders of NEBS Bancshares, Inc. Through this offering you have the opportunity to buy stock directly from NEBS Bancshares, Inc., without paying a commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (860) ___-____ Monday through Friday (except Thanksgiving Day), between 9:00 a.m. and 4:00 p.m., or stop by the Stock Information Center located at 660 Enfield Street, Enfield, Connecticut.

Sincerely,

David J. O’Connor
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY NEBS BANCSHARES, INC., ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, ENFIELD MUTUAL HOLDING COMPANY, NEW ENGLAND BANCSHARES, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Dear Stockholder Dark blue sky)

Dear Stockholder:

We are pleased to announce that Enfield Mutual Holding Company is converting to stock form and Enfield Federal Savings and Loan Association is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, NEBS Bancshares, Inc. will serve as the new holding company for Enfield Federal Savings and Loan Association and is offering shares of common stock in a subscription offering and community offering to certain depositors and borrowers of Enfield Federal Savings and Loan Association, to Enfield Federal Savings and Loan Association’s Employee Stock Ownership Plan, to current stockholders of New England Bancshares, Inc. and to members of the general public in accordance with New England Bancshares’ Plan of Conversion and Reorganization.

Unfortunately, NEBS Bancshares, Inc., is unable to either offer or sell its shares of common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of NEBS Bancshares, Inc.

However, you have the right to vote on the Plan of Conversion and Reorganization at the Special Meeting of Stockholders on December __, 2005. Therefore, enclosed is a proxy card, a proxy statement (which includes the notice of the special meeting), a prospectus (which is provided solely as an accompaniment to the proxy statement) and a return envelope for your proxy card.

I invite you to attend the special meeting on December __, 2005. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

David J. O’Connor
President and Chief Executive Officer

(Dark Blue Sky Member)

Dear Member:

We are pleased to announce that Enfield Mutual Holding Company is converting to stock form and Enfield Federal Savings and Loan Association is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, NEBS Bancshares, Inc. will serve as the new holding company for Enfield Federal Savings and Loan Association and is offering shares of common stock in a subscription offering and community offering to certain depositors and borrowers of Enfield Federal Savings and Loan Association, to Enfield Federal Savings and Loan Association’s Employee Stock Ownership Plan, to current stockholders of New England Bancshares, Inc. and to members of the general public in accordance with Enfield Mutual Holding Company’s Plan of Conversion and Reorganization.

Unfortunately, NEBS Bancshares, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of NEBS Bancshares, Inc.

However, you have the right to vote on the Plan of Conversion and Reorganization at the special meeting of members on December __, 2005. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the special meeting on December __, 2005. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

David J. O’Connor
President and Chief Executive Officer

PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Enfield Mutual Holding Company to stock form and reorganize Enfield Federal Savings and Loan Association as a subsidiary of a newly-formed holding company.

Your vote on the Plan of Conversion and Reorganization has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts at Enfield Federal Savings and Loan Association or your FDIC insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting "Against" the Conversion.

Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided ***TODAY***!
If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

David J. O'Connor
President and Chief Executive Officer

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information call (860) xxx - xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OF, AND ARE NOT INSURED OR GUARANTEED BY, ENFIELD MUTUAL HOLDING COMPANY, ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, NEW ENGLAND BANCSHARES, INC., NEBS BANCHSARES, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.